Exhibit 10.2

U.S. Small Business
Administration

NOTE

SBA Loan #	34900072-07
SBA Loan Name	ASTRONOVA, INC.
Date	5/6/2020
Loan Amount	$4,422,000.00
Interest Rate	1.00% Fixed
Borrower	ASTRONOVA, INC.
Operating Company	N/A
Lender	Greenwood Credit Union

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of Four Million Four Hundred Twenty Two Thousand and no/100 ($4,422,000.00) Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

1. Maturity: This Note will mature in two (2) years from the date of this Note (the “Maturity Date”).

2. Repayment Terms: The interest rate on this Note is fixed at 1.00% per annum.

AS OF THE DATE OF THIS NOTE, THE SBA HAS NOT ISSUED THE SPECIFIC PAYMENT TERMS UNDER THIS NOTE PURSUANT TO THE CORONAVIRUS AID, RELIEF AND ECONOMIC SECURITY ACT (THE “CARES ACT” OR THE “ACT”). BORROWER AGREES TO MODIFY OR REPLACE THIS NOTE WITH A NEW NOTE AFTER SUCH PAYMENT TERMS HAVE BEEN ISSUED BY THE SBA TO THE EXTENT REQUIRED BY THE SBA OR DEEMED BY LENDER NECESSARY OR APPROPRIATE.

No payments for the first six (6) months following the date of disbursement of the loan are required; however, interest will accrue on the loan during this six (6) month deferment period.

The full principal amount of the loan and any accrued interest thereon may be forgiven in accordance with the terms of the Act. In such case, the Borrower will not be responsible for any loan payment on the portion of the loan that is forgiven if the Borrower uses all of the proceeds of the loan for forgivable purposes described below and maintains employee and compensation levels.

The actual amount of loan forgiveness will depend, in part, on the total amount of payroll costs, payments of interest on mortgage obligations incurred before February 15, 2020, rent payments on leases dated before February 15, 2020, and utility payments under service agreement dated before February 15, 2020, over the eight-week period following the date of the loan. However, not more than 25 percent of the loan forgiveness amount may be attributable to non-payroll costs.

The amount of forgiveness shall be determined solely by the SBA and based upon Borrower’s loan forgiveness application and Lender shall not be responsible for the accuracy of the information provided in such application and shall make no representation or warranty with respect thereto. IN NO EVENT SHALL ANY AMOUNTS DUE HEREUNDER BE DEEMED FORGIVEN UNTIL RECEIPT BY LENDER OF ALL FORGIVEN AMOUNTS FROM THE SBA OR ITS DESIGNEE.

To the extent all or any portion of the loan is not forgiven, Borrower shall pay principal and interest relative thereto, in eighteen (18) monthly payments starting six (6) months from the date of this Note and continuing on the same day of each month, with a final payment due on the Maturity Date. Said payments shall be in an amount based upon the portion of principal of the loan that was not forgiven, the interest rate set forth above and an eighteen (18) month amortization period.

In addition to the foregoing, Borrower shall repay deferred interest accrued on unforgiven portions of the principal balance during the first six (6) months of the term of this Note in a lump sum payment due and payable seven (7) months from the date of this Note.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal. All remaining principal and accrued interest is due and payable on the Maturity Date. Borrower acknowledges that Lender does not intend to violate any applicable laws. If, at any time, the rate of interest shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by the laws of any applicable jurisdiction or the rules or regulations of any appropriate regulatory authority or agency, then, during such time as such rate of interest would be deemed excessive, that portion of each interest payment attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal.

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3. Loan Prepayment: Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note. Borrower may prepay twenty percent (20%) or less of the unpaid principal balance at any time without notice. If Borrower prepays more than twenty percent (20%) and the Loan has been sold on the secondary market, Borrower must:

a. Give Lender written notice;

b. Pay all accrued interest; and

c. If the prepayment is received less than twenty-one (21) days from the date Lender receives the notice, pay an amount equal to twenty-one (21) days’ interest from the date Lender receives the notice, less any interest accrued during the twenty-one (21) days and paid under subparagraph b., above.

If Borrower does not prepay within thirty (30) days from the date Lender receives the notice, Borrower must give Lender a new notice.

4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

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5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower or Guarantor;

C.	File suit and obtain judgment;

D.	Take possession of any Collateral; or

E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.	WHEN FEDERAL LAWAPPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyshipdefenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

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D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10.	STATE-SPECIFIC PROVISIONS:

Lender has no duty to inquire into the capacity or powers of a Borrower or the officers, directors, members, partners, managers, trustees or agents acting or purporting to act on any Borrower’s behalf, and any indebtedness made or created in reliance on the professed exercise of such powers shall be guaranteed hereunder, Borrower waives any statute of limitation.

In any proceeding, a copy of this Note is admissible into evidence with the same effect as introduction of the original Note whether or not the original is in existence. Borrower hereby waives (1) any defense based on the loss of possession or control of this Note at any time or in any manner, including by destruction, inability to determine its where abouts, or wrongful possession or control by an unknown person or by a person that cannot be found or is not amenable to service of process, and (2) any right to adequate protection by reason of a claim by another person to enforce this Note.

Borrower consents to the execution of the foregoing Note by e-signature or e-consent, A signature to this Note delivered by electronic means is deemed to be an original signature.

Lender reserves the rights, without notice to Borrower and without Borrower’s consent, to participate out all or part of this Loan or to assign all or part of the obligations hereunder, and give potential assignees and participants such information on Borrower as they may request.

Borrower authorizes Lender to disburse proceeds of this loan into Borrower’s general deposit account with Lender.

Subject to the provisions of Paragraph7, this Note shall be governed by the internal substantive laws of the State of Rhode Island, without regard to conflict of laws principles.

Borrower hereby certifies, represents and warrants as follows, both for itself and for each individual acting on Borrower’s behalf in connection with the application for this loan:

(1) Borrower was in operation on February 15, 2020 and had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on a Form 1099-MISC.

(2) Current economic uncertainty makes this loan request necessary to support the ongoing operations of Borrower.

(3) The funds will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments; Borrower understands that if the funds are knowingly used for unauthorized purposes, the federal government may hold me legally liable such as for charges of fraud. As explained above, not more than 25% of loan proceeds may be used for non-payroll costs.

(4) Documentation verifying the number of full-time equivalent employees on payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities for the eight week period following this loan will be provided to the Lender.

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(5) On the terms and conditions of the Paycheck Protection Program, loan forgiveness will be provided for the sum of documented payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities. As explained above, not more than 25% of the forgiven amount may be for non-payroll costs.

(6) During the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower has not and will not receive another loan under this Paycheck Protection Program.

(7) Borrower for itself and all persons acting on its behalf in connection with this loan further certifies that the information provided In Borrower’s application and the information provided in all supporting documents and forms is true and accurate in all material respects. We understand that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by Imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.

(8) Borrower acknowledges that the lender will confirm the eligible loan amount using tax documents it has submitted. I affirm that these tax documents are identical to those submitted to the Internal Revenue Service. Borrower also understands, acknowledges, and agrees that the Lender can share the tax information with SBA’s authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with SBA Loan Program Requirements and all SBA reviews.

(9) The United States is the principal place of residence for all employees of Borrower included in Borrower’s payroll calculation.

(10) If Borrower operates a franchise, the franchise is listed in the SBA’s Franchise Directory.

(11) If the Borrower has received an economic injury disaster loan made by the SBA (an “EIDL”), it has not applied the proceeds of the EIDL, for the same purposes for which this Loan is obtained, and any loan received by Borrower under Section 7(b)(2) of the Small Business Act between January 31, 2020 and April 3, 2020 was for a purpose other than paying Payroll Costs and other allowable uses for loan under the Paycheck Protection Program Rule.

(12) The signatory set forth below, in his/her capacity as noted below of Borrower is authorized, empowered and directed to execute the foregoing Note and no further authorization, consent or direction is required from the undersigned or any other party for the execution and/or delivery of the foregoing Note and the performance by Borrower of its obligations thereunder.

(13) Neither Borrower nor any owner of the Borrower is presently suspended, debarred, proposed for debarment, declared ineligible, voluntarily excluded from participation in this transaction by any Federal department or agency, or presently involved in any bankruptcy.

(14) Neither Borrower nor any owner of the Borrower, or any business owned or controlled by any of them, has ever obtained a direct or guaranteed loan from SBA or any other Federal agency that is currently delinquent or has defaulted in the last 7 years and caused a loss to the government.

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11.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

The undersigned hereby certifies that he/she is the Authorized Representative of the Borrower duly authorized, empowered and directed, acting independently, to execute and deliver this Note, and no further authorization, consent or direction is required from the Borrower or any other party for the execution and/or delivery of the foregoing Note and the performance by Borrower of its obligations thereunder.

ASTRONOVA, INC

By:	/s/ David S. Smith VP, CFO	5/6/2020
	David S. Smith, Authorized Representative	Date

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